Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS THIRD QUARTER 2023 RESULTS

Lake Forest, IL, October 23, 2023 – Packaging Corporation of America (NYSE: PKG) today reported third quarter 2023 net income of $183 million, or $2.03 per share, and net income of $185 million, or $2.05 per share, excluding special items. Third quarter net sales were $1.9 billion in 2023 and $2.1 billion in 2022.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	September 30,
	2023	2022	Change
Reported Diluted EPS	$2.03	$2.80	$(0.77)
Special Items Expense (1)	0.02	0.03	(0.01)
Diluted EPS excluding Special Items (2)	$2.05	$2.83	$(0.78)

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the third quarter of 2023 include special items primarily for certain costs at the Jackson, AL mill for paper-to-containerboard conversion related activities.

Excluding special items, the ($.78) per share decrease in third quarter 2023 earnings compared to the third quarter of 2022 was driven primarily by lower price and mix ($1.33) and volume ($.09) in the Packaging segment, higher depreciation expense ($.11), lower volume in the Paper segment ($.04), a higher tax rate ($.02), and other expenses ($.02). These items were partially offset by lower operating costs $.58, a lower share count resulting from share repurchases in the second half of 2022 $.11, higher prices and mix in the Paper segment $.04, lower converting costs $.04, lower scheduled maintenance outage expenses $.04, and lower freight and logistics expenses $.02.

Results were $.17 above third quarter guidance of $1.88 per share primarily due to higher volume in the Packaging and Paper segments and lower operating and converting costs.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	September 30,
	2023	2022
Segment income (loss)
Packaging	$256.8	$359.2
Paper	27.6	26.1
Corporate and Other	(25.8)	(25.0)
	$258.6	$360.3

Segment income (loss) excluding special items
Packaging	$256.7	$362.0
Paper	30.2	27.4
Corporate and Other	(25.8)	(25.0)
	$261.1	$364.4

EBITDA excluding special items
Packaging	$374.2	$467.1
Paper	35.4	32.6
Corporate and Other	(21.8)	(22.6)
	$387.8	$477.1

In the Packaging segment, corrugated products shipments per day were up 1.9% over last year’s third quarter and total shipments, with two less shipping days, were down (1.3%). Shipments per day were up 3.9% versus the second quarter of 2023. Containerboard production was 1,118,000 tons, and containerboard inventory was down 84,000 tons from the third quarter of 2022 and down 12,000 tons compared to the second quarter of 2023. In the Paper segment, sales volume was down 10,000 tons compared to the third quarter of 2022, and up 14,000 tons compared to the second quarter of 2023.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “We were able to exceed our guidance for the quarter with better demand in our Packaging and Paper segments and by remaining focused on process efficiency optimization efforts across our mills and corrugated products facilities. The scheduled maintenance outages at our mills were executed well, and we also ran the containerboard system in a very cost-effective manner to match our supply with demand, which included keeping our Wallula, WA mill temporarily idled during the quarter. With the stronger demand in our Packaging segment, we ended the quarter with inventory levels lower than anticipated. Based on our current outlook for improving demand together with current plans in the first half of 2024 for scheduled mill maintenance outages and completing the final phase of the containerboard conversion of the No. 3 machine at our Jackson, AL mill, we are planning to restart the No. 3 machine at our Wallula mill during the fourth quarter in order to bring our inventories to desired levels.”

"Looking ahead as we move from the third and into the fourth quarter,” Mr. Kowlzan added, “in our Packaging segment, we expect less market-related downtime as we build our inventories back to appropriate levels along with higher shipments per day in our corrugated products facilities, although our plants will have one less shipping day compared to the third quarter. We also expect lower average prices primarily due to the majority of the May decrease in the published benchmark index grades being realized throughout the third quarter as well as a seasonally less rich mix. In our Paper segment, volume will be lower compared to the seasonally stronger third quarter, and prices and mix are assumed to trend lower with declines in the index prices. Operating and converting costs will increase driven by higher recycled fiber prices, seasonal energy costs, and the re-start of the Wallula mill. Depreciation expense is estimated to be slightly higher, and scheduled maintenance outage expenses will be lower. Considering these items, we expect fourth quarter earnings of $1.76 per share."

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently anticipate special items in the fourth quarter of 2023 to include charges, fees, and expenses for paper-to-containerboard conversion related activities at the Jackson, AL mill. We do not currently expect any additional significant special items during the fourth quarter; however, additional special items may arise due to fourth quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 86 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the impact of the COVID-19 pandemic on our business, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 3rd Quarter 2023 Earnings Conference Call
Conference ID: Packaging Corporation of America

WHEN:	Tuesday, October 24, 2023 at 9:00am Eastern Time

PRE-REGISTRATION:	https://dpregister.com/sreg/10173953/f56283c8a6
OR
CALL-IN NUMBER:	(866) 777-2509 (U.S.); (866) 605-3852 (Canada) or (412) 317-5413 (International)
Dial in by 8:45am Eastern Time

WEBCAST INFO:	www.packagingcorp.com

REBROADCAST DATES:	October 24, 2023 through November 7, 2023

REBROADCAST NUMBERS:	(877) 344-7529 (U.S.); (855) 669-9658 (Canada) or (412) 317-0088 (International)
Passcode: 2565561

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2023		2022		2023		2022
Net sales	$1,936.0		$2,125.9		$5,864.5		$6,499.6
Cost of sales	(1,523.3)	(1)	(1,607.5)	(2)	(4,575.7)	(1)	(4,859.3)	(2)
Gross profit	412.7		518.4		1,288.8		1,640.3
Selling, general, and administrative expenses	(144.2)		(145.2)		(438.1)	(1)	(462.9)
Other expense, net	(9.9)	(1)	(12.9)	(2)	(37.1)	(1)	(44.7)	(2)
Income from operations	258.6		360.3		813.6		1,132.7
Non-operating pension (expense) income	(1.8)		3.6		(5.8)		10.9
Interest expense, net	(12.3)		(16.5)		(42.2)		(55.3)
Income before taxes	244.5		347.4		765.6		1,088.3
Provision for income taxes	(61.3)		(84.9)		(189.6)		(270.1)
Net income	$183.2		$262.5		$576.0		$818.2

Earnings per share:
Basic	$2.04		$2.81		$6.41		$8.74
Diluted	$2.03		$2.80		$6.38		$8.70

Computation of diluted earnings per share under the two class method:
Net income	$183.2	$262.5	$576.0	$818.2
Less: Distributed and undistributed income available to participating securities	(1.4)	(1.9)	(4.8)	(6.4)
Net income attributable to PCA shareholders	$181.8	$260.6	$571.2	$811.8
Diluted weighted average shares outstanding	89.5	93.2	89.5	93.3
Diluted earnings per share	$2.03	$2.80	$6.38	$8.70

Supplemental financial information:
Capital spending	$89.8	$179.7	$328.6	$577.1
Cash, cash equivalents, and marketable debt securities	$726.5	$793.5	$726.5	$793.5

(1)
The three and nine months ended September 30, 2023 include the following:

a.
$2.6 million and $8.2 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$0.1 million of income and $13.5 million of charges, respectively, related to the closure of corrugated products facilities and design centers. Included therein are closure costs as well as the gain on sale of a corrugated products facility. These items were recorded in "Cost of sales", "Selling, general, and administrative expenses", and "Other expense, net", as appropriate.

(2)
The three and nine months ended September 30, 2022 include the following:

a.
$3.9 million and $9.4 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$0.2 million of charges and $0.2 million of income, respectively, consisting of closure costs related to corrugated products facilities and acquisition and integration costs related to the December 2021 Advance Packaging Corporation acquisition, partially offset by a gain on sale of assets related to a corrugated products facility. For the nine months ended September 30, 2022, these costs were offset by insurance proceeds received for a natural disaster at one of the corrugated products facilities and a favorable lease buyout for a closed corrugated products facility. These items were recorded in "Cost of sales" and "Other expense, net", as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Segment sales
Packaging	$1,759.8	$1,940.2	$5,358.7	$5,971.6
Paper	157.9	165.3	451.6	468.6
Corporate and Other	18.3	20.4	54.2	59.4
	$1,936.0	$2,125.9	$5,864.5	$6,499.6

Segment income (loss)
Packaging	$256.8	$359.2	$810.5	$1,141.3
Paper	27.6	26.1	90.8	71.2
Corporate and Other	(25.8)	(25.0)	(87.7)	(79.8)
Income from operations	258.6	360.3	813.6	1,132.7
Non-operating pension (expense) income	(1.8)	3.6	(5.8)	10.9
Interest expense, net	(12.3)	(16.5)	(42.2)	(55.3)
Income before taxes	$244.5	$347.4	$765.6	$1,088.3

Segment income (loss) excluding special items (1)
Packaging	$256.7	$362.0	$823.7	$1,144.3
Paper	30.2	27.4	99.3	77.4
Corporate and Other	(25.8)	(25.0)	(87.7)	(79.8)
	$261.1	$364.4	$835.3	$1,141.9

EBITDA excluding special items (1)
Packaging	$374.2	$467.1	$1,171.0	$1,456.3
Paper	35.4	32.6	115.3	93.0
Corporate and Other	(21.8)	(22.6)	(76.1)	(72.5)
	$387.8	$477.1	$1,210.2	$1,476.8

____________

(1)
Segment income (loss) excluding special items, earnings before non-operating pension (expense) income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Packaging
Segment income	$256.8	$359.2	$810.5	$1,141.3
Facilities closure and other costs (income)	(0.1)	0.2	13.5	(0.2)
Jackson mill conversion-related activities	—	2.6	(0.3)	3.2
Segment income excluding special items (1)	$256.7	$362.0	$823.7	$1,144.3

Paper
Segment income	$27.6	$26.1	$90.8	$71.2
Jackson mill conversion-related activities	2.6	1.3	8.5	6.2
Segment income excluding special items (1)	$30.2	$27.4	$99.3	$77.4

Corporate and Other
Segment loss	$(25.8)	$(25.0)	$(87.7)	$(79.8)
Segment loss excluding special items (1)	$(25.8)	$(25.0)	$(87.7)	$(79.8)

Income from operations	$258.6	$360.3	$813.6	$1,132.7

Income from operations, excluding special items (1)	$261.1	$364.4	$835.3	$1,141.9

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	September 30,
	2023				2022
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$244.5	$(61.3)	$183.2	$2.03	$347.4	$(84.9)	$262.5	$2.80
Special items (2):
Jackson mill conversion-related activities	2.6	(0.6)	2.0	0.02	3.9	(1.0)	2.9	0.03
Facilities closure and other costs (income)	(0.1)	—	(0.1)	—	0.2	—	0.2	—
Total special items	2.5	(0.6)	1.9	0.02	4.1	(1.0)	3.1	0.03
Excluding special items	$247.0	$(61.9)	$185.1	$2.05	$351.5	$(85.9)	$265.6	$2.83

	Nine Months Ended
	September 30,
	2023				2022
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$765.6	$(189.6)	$576.0	$6.38	$1,088.3	$(270.1)	$818.2	$8.70
Special items (2):
Facilities closure and other costs (income)	13.5	(3.4)	10.1	0.11	(0.2)	—	(0.2)	—
Jackson mill conversion-related activities	8.2	(2.0)	6.2	0.07	9.4	(2.3)	7.1	0.08
Total special items	21.7	(5.4)	16.3	0.18	9.2	(2.3)	6.9	0.08
Excluding special items	$787.3	$(195.0)	$592.3	$6.56	$1,097.5	$(272.4)	$825.1	$8.78

____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension expense (income), interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income	$183.2	$262.5	$576.0	$818.2
Non-operating pension expense (income)	1.8	(3.6)	5.8	(10.9)
Interest expense, net	12.3	16.5	42.2	55.3
Provision for income taxes	61.3	84.9	189.6	270.1
Depreciation, amortization, and depletion	129.3	114.0	386.8	338.0
EBITDA (1)	$387.9	$474.3	$1,200.4	$1,470.7
Special items:
Facilities closure and other costs (income)	(0.1)	0.1	8.1	(0.3)
Jackson mill conversion-related activities	—	2.7	1.7	6.4
EBITDA excluding special items (1)	$387.8	$477.1	$1,210.2	$1,476.8

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Packaging
Segment income	$256.8	$359.2	$810.5	$1,141.3
Depreciation, amortization, and depletion	117.5	105.3	352.7	312.2
EBITDA (1)	374.3	464.5	1,163.2	1,453.5
Facilities closure and other costs (income)	(0.1)	0.1	8.1	(0.3)
Jackson mill conversion-related activities	—	2.5	(0.3)	3.1
EBITDA excluding special items (1)	$374.2	$467.1	$1,171.0	$1,456.3

Paper
Segment income	$27.6	$26.1	$90.8	$71.2
Depreciation, amortization, and depletion	7.8	6.3	22.5	18.5
EBITDA (1)	35.4	32.4	113.3	89.7
Jackson mill conversion-related activities	—	0.2	2.0	3.3
EBITDA excluding special items (1)	$35.4	$32.6	$115.3	$93.0

Corporate and Other
Segment loss	$(25.8)	$(25.0)	$(87.7)	$(79.8)
Depreciation, amortization, and depletion	4.0	2.4	11.6	7.3
EBITDA (1)	(21.8)	(22.6)	(76.1)	(72.5)
EBITDA excluding special items (1)	$(21.8)	$(22.6)	$(76.1)	$(72.5)

EBITDA excluding special items (1)	$387.8	$477.1	$1,210.2	$1,476.8

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.